The DFA Investment Trust Company Inc.

                        EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77D:
  Policies with respect to security investments

EXHIBIT B:
  Attachment to item 77I:
  Terms of new or amended securities
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EXHIBIT A:

D)	On December 18, 2002, the Board of Trustees of The DFA
Investment Trust Company Inc. ("DFAITC") approved the non-fundamental investment policy for The Japanese
Small Company Series, The Pacific Rim Small Company
Series, The United Kingdom Small Company Series and
The Continental Small Company Series of DFAITC which prohibits the acquisition by each such series of any securities of registered open-end investment companies or registered unit investment trusts in reliance on
Section 12(d)(1)(F) or (G) of The Investment Company
Act of 1940.

EXHIBIT B:

I)	Please refer to:

1) The annual update to The Investment Company Act of
1940 Registration Statement on Form N-1A of The DFA
Investment Trust Company filed on Post-Effective
Amendment No. 29 with the Securities and Exchange
Commission on March 28, 2003.

2) The Investment Company Act of 1940 Registration
Statement on Form N-1A of The DFA Investment Trust
Company filed on Post-Effective Amendment No. 30 with the Securities and Exchange Commission on May
21, 2003 regarding the valuation of securities listed on NASDAQ.